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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

               WCI STEEL METALLURGICAL SERVICES ACQUISITION, INC.

      WCI Steel Metallurgical Services Acquisition, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

      FIRST: That Article First of the Certificate of Incorporation be, and it hereby is, amended to read as follows:

             "The name of this corporation is WCI Steel Metallurgical Services, Inc."

      SECOND: The corporation has not received any payment for any of its stock.

      THIRD: The effective date of the Certificate of Amendment of the Certificate of Incorporation is May 1, 2006.

      FOURTH: The amendment of the Certificate of Incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

      This Certificate of Amendment of the Certificate of Incorporation is executed by Cynthia Bezik, the corporation's President, this 28th day of April, 2006.

                                             By:    /s/ Cynthia Bezik
                                                    ----------------------------
                                             Name:  Cynthia Bezik
                                             Title: President

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                          CERTIFICATE OF INCORPORATION

                                       OF

               WCI STEEL METALLURGICAL SERVICES ACQUISITION, INC.

      The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that:

      FIRST: The name of this corporation is WCI Steel Metallurgical Services Acquisition, Inc.

      SECOND: Its Registered Office in the State of Delaware is to be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The Registered Agent in charge thereof is National Registered Agents, Inc.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH: The amount of the total authorized capital stock of the corporation is one thousand (1,000) shares, all of which are of a par value of $.0001 dollar per share each, all of which shares will be classified as Common Stock.

      FIFTH: The name and mailing address of the incorporator are as follows:

NAME                MAILING ADDRESS
-------------       ------------------------------
Cynthia Bezik       c/o McDermott Will & Emery LLP
                    28 State Street
                    Boston, MA 02109-1775

      SIXTH: The duration of the corporation shall be perpetual.

      SEVENTH: The Board of Directors on its own action shall have the power to amend the Certificate of Incorporation prior to the issuance of any capital stock of the corporation.

      EIGHTH: The Board of Directors on its own action shall have the power to adopt, amend or repeal the bylaws.

      NINTH: The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses)

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imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or resolution adopted by the shareholders entitled to vote thereon after notice. The corporation shall be entitled to purchase insurance for the benefit of the officers and directors of the corporation to provide indemnification as provided by this article.

                            [Signature Page Follows]

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      This Certificate of Incorporation is executed by the Incorporator under seal as of this 20th day of April, 2006, and shall be filed with the Secretary of State of the State of Delaware and with the records of the minutes of the corporation.

                                         /s/ Cynthia Bezik
                                         ---------------------------
                                         Cynthia Bezik, Incorporator

                                                               Signature Page to
                                                    Certificate of Incorporation